Exhibit 99.1

Greenlane Announces Financial Results for the Second Quarter of 2019

Record second quarter net sales of $53.0 million increased 30.6% year-over-year

Boca Raton, FL, August 12, 2019, Greenlane Holdings, Inc. (Nasdaq: GNLN) (“Greenlane” or “the Company”), one of the largest global sellers of premium cannabis accessories, CBD and liquid nicotine products, today reported financial results for its second quarter ended June 30, 2019.

Second Quarter 2019 and Other Recent Financial and Operating Highlights:

•	Net sales increased 30.6% to a record $53.0 million;
•	Broadened hemp-derived CBD offerings through exclusive distribution partnerships with leading brands including Bloom Farms, Cookies, Slang Worldwide and Pax Era;
•	Entered partnership with Canopy Growth for exclusive distribution of Storz & Bickel’s vaporizers throughout the U.S.;
•	Added new closed system vaporization products by entering into distribution agreements with Hanu Labs and AVD;

•	Began shipping VIBES Rolling Papers;
•	Net loss was $3.2 million, impacted by $1.7 million of equity-based compensation, $0.3 million of costs associated with transitioning to a public company;
•	Adjusted net loss was $1.2 million compared to adjusted net income of $0.6 million in the prior year period;
•	Adjusted EBITDA was a loss of $1.2 million compared to a gain of $1.1 million in the prior year period;
•	Completed initial public offering (IPO) of 5.25 million primary shares in April 2019; as of July 12, Greenlane Holdings Inc. had approximately 41.9 million Class A shares outstanding on an as converted basis[1];
•	Ended the quarter in a strong financial position, with $69.3 million of cash as of June 30, 2019, compared to $7.3 million as of December 31, 2018.

1 Reflects the number of shares of Greenlane’s Class A common stock that would be outstanding assuming the exchange of all outstanding shares of Class B common stock and Class C common stock upon redemption of Common Units.

All growth rates reflect year over year growth comparing the second quarter of 2019 to the second quarter of 2018.

“We generated record second quarter net sales, resulting in over 30% year-over-year growth. We saw growth across multiple product categories in both the U.S. and Canada for the quarter,” stated Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “Sales of JUUL increased nearly 70% over the prior year, led by strong gains in Canada along with continued growth in the U.S. We are working closely with JUUL to support the mission of helping adult smokers to make the switch from combustible cigarettes and executed successful promotions and support for lower nicotine products to build share in the e-cigarette category. We signed several new distribution agreements during the quarter, and we have seen strong initial sales resulting from of our recent entry into the large and growing hemp-derived CBD category. We see considerable opportunities for future growth across the cannabis accessories, CBD and liquid nicotine markets and continue to invest in the people and infrastructure to support long-term growth of each of these categories to drive shareholder value. We ended the quarter in a strong financial position with $69 million of cash, providing ample capital to accelerate our growth through potential future acquisitions.”

Second Quarter 2019 Results

For the second quarter ended June 30, 2019, the Company reported net sales of $53.0 million, an increase of 30.6%, compared to $40.6 million in the second quarter of 2018. The increase was driven by continued growth of the North American cannabis, CBD and liquid nicotine markets. The increase for the quarter compared to the prior year period included an increase of $10.5 million from sales of e-cigarette products, an increase of $0.8 million from sales of child-resistant storage solution products and $1.8 million from sales of the introduction of new product lines, including hemp-derived CBD products.

Gross profit for the second quarter of 2019 was $9.2 million, or 17.3% of revenue, compared to $8.4 million, or 20.7% of revenue, for the same period in 2018. The decline in gross profit as a percentage of net sales on a year-over-year basis primarily reflects changes in sales mix and promotions with a key product supplier.

Salaries, benefits and payroll tax expenses for the second quarter of 2019 increased approximately $3.4 million to $7.0 million, or 13.3% of net sales, compared to $3.6 million, or 8.9% of revenue, for the same period in 2018. The increase primarily reflects an increase in personnel expenses resulting from the addition of 65 employees as we continued to expand the Company’s domestic sales and marketing efforts and $1.7 million of equity-based compensation expense.

General and administrative (G&A) expense for the second quarter of 2019 increased approximately $1.3 million to $5.4 million, or 10.2% of net sales, compared to $4.1 million, or 10.1% of revenue, for the same period in 2018. The increase primarily reflects an increase in marketing expenses, subcontracted services, executive search and recruitment expenses, new facility expenses and the acquisition of the Company’s headquarters building, the acquisition of Pollen Gear and an increase among other expenses. Additionally, G&A includes $0.3 million of incremental audit and legal fees and consulting expenses related to the Company’s transition to becoming a public company.

Net loss for the second quarter of 2019 was $3.2 million and was impacted by $1.7 million of equity-based compensation expense and $0.3 million of non-recurring costs associated with transitioning to a public company.

Adjusted net loss for the second quarter of 2019 was $1.2 million compared to adjusted net income of $0.6 million in the second quarter of 2018. Adjusted net loss for the second quarter of 2019 excludes the above-mentioned expenses in net loss. Adjusted net income for the second quarter of 2018 excludes $0.4 million of costs associated with transitioning to a public company.

Adjusted EBITDA was a loss of $1.2 million for the second quarter of 2019, compared to a gain of $1.1 million for the comparable period in 2018.

Balance Sheet & Liquidity

The Company's cash at June 30, 2019 was $69.3 million and total debt was $8.3 million, compared to $7.3 million and $48.5 million, respectively, at December 31, 2018. On April 23, 2019, the Company completed an initial public offering of 6.0 million shares, of which 5.25 million shares were offered by the Company raising net proceeds of approximately $80.4 million.

Conference Call Information

The Company will host an investor conference call today at 5:00 p.m. Eastern Time. Investors interested in participating in the live call can dial +1 (877) 705-6003 from the U.S. or international callers can dial +1 (201) 493-6725. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, August 19, 2019, by dialing (844) 512-2921 from the U.S. or +1 (412) 317-6671 from international locations, and entering confirmation code 13693197.

There will also be a simultaneous, live webcast available on the Greenlane Investors website in the Events & Presentations section at https://investor.gnln.com/events-and-presentations or directly at http://public.viavid.com/index.php?id=135640. The webcast will be archived for approximately 30 days.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the condensed consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2019 through April 22, 2019, as of December 31, 2018, and for three and six months ended June 30, 2018 presented in the condensed consolidated financial statements herein represent the historical operations of Greenlane Holdings, LLC. The amounts as of June 30, 2019 and for the period from April 23, 2019 through June 30, 2019 reflect the consolidated operations of Greenlane Holdings, Inc.

Use of Non-GAAP Financial Measures

To supplement Greenlane's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Greenlane uses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, in this press release. Greenlane defines Adjusted Net (Loss) Income as net (loss) income before equity-based compensation expense, changes in fair value of our convertible notes, debt placement costs for the convertible notes, and non-recurring expenses primarily related to our transition to being a public company. The debt placement costs related to the convertible notes issued in January 2019 are reported in the interest expense line item in the condensed consolidated statement of operations for the three months ended June 30, 2019. Non-recurring expenses related to our transition to being a public company, which are reported within general and administrative expenses in our condensed consolidated statements of operations, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees. Greenlane defines Adjusted EBITDA as net (loss) income before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net, changes in fair value of our convertible notes, and non-recurring expenses primarily related to our transition to being a public company.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Greenlane discloses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net (Loss) Income or Adjusted EBITDA as alternatives to net (loss) income determined in accordance with U.S. GAAP as indicators of Greenlane’s operating performance.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; growth in demand for the Company’s products; growth in the market for cannabis, nicotine and hemp-derived CBD products; the Company’s marketing and commercialization efforts the Company’s; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the final prospectus relating to the Company’s initial public offering filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which was filed with the SEC on April 22, 2019 and is accessible on the SEC’s website at www.sec.gov.

About Greenlane Holdings, Inc.

Greenlane (NASDAQ: GNLN) is one of the world’s largest sellers of premium cannabis accessories, CBD and liquid nicotine products. The Company operates as a powerful house of brands, third party brand accelerator and distribution platform for consumption devices and lifestyle brands serving the global cannabis, CBD, and liquid nicotine markets with an expansive customer base of more than 11,000 retail locations, including licensed cannabis dispensaries, and smoke and vape shops. Greenlane has an established track record of partnering with brands through all stages of product lifecycle, providing a range of services including product development, go-to-market strategy, sales and marketing support, market research, customer service, direct-to-consumer fulfillment, warranty repair, supply chain management, and distribution. In addition to owning and operating its own brands, Greenlane is the partner of choice for many of the industry’s leading players including PAX Labs, (Canopy-owned) Storz & Bickel, JUUL, Grenco Science, Firefly, DaVinci, Select, Sherbinski, Bloom Farms, Mary’s Nutritionals, Cookies and dozens of others. Greenlane’s house of brands is comprised of child-resistant packaging innovator Pollen Gear; VIBES rolling papers; the Marley Natural accessory line; the Keith Haring accessory line, Aerospaced & Groove grinders, and Higher Standards, which is both an upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market and Atlanta’s Ponce City Market. The Company also owns and operates Vapor.com, an industry leading e-commerce platform which offers convenient, flexible shopping solutions directly to consumers. For additional information, please visit: https://gnln.com/.

Media Contact:

Cory Ziskind

ICR

646-277-1232

greenlane@icrinc.com

Investor Contact:

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash	$69,335	$7,341
Accounts receivable, net of allowance of $637 and $657 at June 30, 2019 and December 31, 2018, respectively	11,913	8,218
Inventories, net	48,105	29,502
Vendor deposits	7,207	7,917
Other current assets	3,424	4,127
Total current assets	139,984	57,105

Property and equipment, net	12,670	11,641
Intangible assets, net	5,653	3,662
Goodwill	8,996	5,446
Operating lease right-of-use assets	2,063	-
Deferred tax asset	11,002	-
Other assets	581	167
Total assets	$180,949	$78,021

LIABILITIES
Current liabilities
Accounts payable	$26,473	$20,226
Accrued expenses and other current liabilities	7,017	9,945
Current portion of notes payable	173	168
Current portion of operating leases	643	-
Current portion of finance leases	114	95
Total current liabilities	34,420	30,434

Convertible notes	-	40,200
Note payable, less current portion and debt issuance costs, net	8,098	8,176
Tax Receivable Agreement liability	5,721	-
Operating leases, less current portion	1,612	-
Finance leases, less current portion	253	237
Other liabilities	506	-
Total long-term liabilities	16,190	48,613
Total liabilities	50,610	79,047

Commitments and contingencies

REDEEMABLE CLASS B UNITS	-	10,033

STOCKHOLDERS' EQUITY/MEMBERS' DEFICIT
Members' deficit	-	(10,773)
Preferred stock, $0.0001 par value, 10,000 shares authorized,
none issued and outstanding as of June 30, 2019	-	-
Class A common stock, $0.01 par value per share, 125,000 shares authorized;
9,998 shares issued and outstanding as of June 30, 2019	100	-
Class B common stock, $0.0001 par value per share, 10,000 shares authorized;
5,988 shares issued and outstanding as of June 30, 2019	1	-
Class C Common stock, $0.0001 par value, 100,000 shares authorized;
77,791 shares issued and outstanding as of June 30, 2019	8	-
Additional paid-in capital	31,472	-
Accumulated deficit	(343)	-
Accumulated other comprehensive loss	(56)	(286)
Total stockholders' equity attributable to Greenlane Holdings, Inc./members' deficit	31,182	(11,059)
Non-controlling interest	99,157	-
Total stockholders' equity/members' deficit	130,339	(11,059)
Total liabilities, redeemable Class B units and stockholders' equity/members' deficit	$180,949	$78,021

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Net sales	$52,986	$40,561	$102,884	$83,818
Cost of sales	43,835	32,149	84,746	66,353
Gross profit	9,151	8,412	18,138	17,465
Operating expenses:
Salaries, benefits and payroll taxes	7,029	3,610	15,111	6,557
General and administrative	5,413	4,086	10,797	7,620
Depreciation and amortization	645	369	1,330	611
Total operating expenses	13,087	8,065	27,238	14,788
(Loss) income from operations	(3,936)	347	(9,100)	2,677
Other (expense) income, net:
Change in fair value of convertible notes	-	-	(12,063)	-
Interest expense	(140)	(117)	(742)	(160)
Other income, net	748	67	924	160
Total other (expense) income, net	608	(50)	(11,881)	-
(Loss) income before income taxes	(3,328)	297	(20,981)	2,677
(Benefit from) provision for income taxes	(108)	67	(97)	149
Net (loss) income	(3,220)	230	(20,884)	2,528
Less: Net loss attributable to non-controlling interest	(1,453)	-	(1,453)	-
Net (loss) income attributable to Greenlane Holdings, Inc.	$(1,767)	$230	$(19,431)	$2,528

Other comprehensive income (loss):
Foreign currency translation adjustments	23	(13)	51	(32)
Comprehensive income (loss)	(3,197)	217	(20,833)	2,496
Less: comprehensive income (loss) attributable fo non-controlling interest	(1,429)	-	(1,429)	-
Comprehensive income (loss) attributable to Greenlane Holdings, Inc.	$(1,768)	$217	$(19,404)	$2,496

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income (including amounts attributable to non-controlling interests)	$(20,884)	$2,528
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,330	611
Benefit from deferred income taxes	(123)	-
Amortization of deferred financing costs	37	7
Debt issuance costs on convertible notes	422	-
Equity-based compensation expense	4,575	-
Change in fair value of convertible notes	12,063	-
Provision for doubtful accounts	637	200
Provision for slow moving or obsolete inventory	(137)	27
Loss (Income) from equity method investments in associated entities	-	(81)
Other	(12)	(6)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(3,786)	(2,709)
Vendor deposits	2,410	(1,763)
Inventories	(18,466)	(5,007)
Deferred offering costs	2,284	-
Other current assets	(1,490)	(1,305)
Accounts payable	5,218	(2,105)
Accrued expenses	(2,486)	3,182
Payments of operating leases	(363)	-
Net cash used in operating activities	(18,771)	(6,421)
Cash flows from investing activities:
Acquisition of a subsidiary, net of cash acquired	91	785
Purchase of property and equipment, net	(754)	(250)
Purchase of intangible assets, net	(65)	(18)
Investments	(500)	-
Net cash provided by (used in) investing activities	(1,228)	517
Cash flows from financing activities:
Proceeds from issuance of convertible notes	8,050	-
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting costs	83,003	-
Payment of debt issuance costs -convertible notes	(1,734)	-
Payments on long-term debt	-	(594)
Proceeds from notes payable	-	149
Payments on notes payable	(83)	-
Proceeds from related parties - line of credit, net	-	6,740
Payments of finance lease obligations	(41)	(33)
Deferred offering costs paid	(3,456)	-
Redemption of Class A and Class B units of Greenlane Holdings, LLC	(3,019)	-
Member distributions	(898)	(1,007)
Net cash provided by financing activities	81,822	5,255
Effects of exchange rate changes on cash	171	(32)
Net increase (decrease) in cash	61,994	(681)
Cash, as of beginning of the period	7,341	2,080
Cash, as of end of period	$69,335	$1,399

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$285	$153
Cash paid during the period for income taxes	$81	$136

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$363	$282
Operating cash flows for finance leases	$12	$7
Financing cash flows for finance leases	$41	$33

Non-cash investing activities and financing activities:
Conversion of convertible debt to Class A Units	$60,313	$-
Redeemable Class B Units issued for acquisition of a subsidiary	$6,664	$8,890
Deferred offering costs included in accounts payable and accrued expenses	$67	$-
Leased assets obtained in exchange for new finance lease liabilities	$88	$-
Leased assets obtained in exchange for new operating lease liabilities	$2,562	$-

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

The reconciliation of the Company’s net (loss) income to adjusted net (loss) income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(3,220)	$230	$(20,884)	$2,528
Debt placement costs for convertible notes (1)	-	-	422	-
Change in fair value of convertible notes	-	-	12,063	-
Transition to being a public company (2)	333	406	1,183	547
Equity-based compensation expense	1,724	-	4,575	-
Adjusted net (loss) income	$(1,163)	$636	$(2,641)	$3,075

(1) Debt placement costs related to the issuance of convertible notes in January 2019.

(2) Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.

The reconciliation of the Company’s net (loss) income to adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(3,220)	$230	$(20,884)	2,528
Other income, net	(748)	(67)	(924)	(160)
Transition to being a public company (1)	333	406	1,183	547
Interest expense	140	117	742	160
Provision or income taxes	(108)	67	(97)	149
Depreciation and amortization	645	369	1,330	611
Equity-based compensation expense	1,724	-	4,575	-
Change in fair value of convertible notes	-	-	12,063	-
Adjusted EBITDA	$(1,234)	$1,122	$(2,012)	$3,835

(1) Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.